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                                  EXHIBIT 99.1

                    JOINT FILING AGREEMENT FOR SCHEDULE 13D


       Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of them in the capacities set forth hereinbelow.




                                      BARLOW PARTNERS, L.P.


                                        /s/ George Murnane III
                                      ------------------------------------------
                                      By:George Murnane III
                                         General Partner


                                        /s/ George Murnane III
                                      ------------------------------------------
                                      George Murnane III


                                        /s/ George Murnane III
                                      ------------------------------------------
                                      George Murnane III
                                      Attorney-in-Fact for each of:
                                      Alexius A. Dyer III (1)
                                      Jonathan G. Ornstein (1)
                                      James E. Swigart (1)


(1) A Power of Attorney authorizing George Murnane III to act on behalf of Alexius A. Dyer III, Jonathan G. Ornstein and James E. Swigart is attached hereto as Exhibit 24.1.